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                                                                        4(f)(17)

                               AMENDMENT NO. 6 TO
                             NOTE PURCHASE AGREEMENT

         AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of July 20, 2001, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as issuer (together with its successors and assigns, the "Issuer") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as agent for the Company and the Bank Investors (together with its successors and assigns in such capacity, the "Agent"), amending that certain Note Purchase Agreement (as amended to the date hereof, the "Note Purchase Agreement"), dated as of July 7, 1998, among the Company, the Issuer and Bank of America (known under the Note Purchase Agreement as "NationsBank, N.A."), individually and as the Agent.

         WHEREAS, on the terms and conditions set forth herein, the parties thereto wish to amend the Note Purchase Agreement as provided herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. Defined Terms. As used in this Amendment capitalized terms have the same meanings assigned thereto in the Note Purchase Agreement.

         SECTION 2. Amendments.

         (a) Section 1.1 of the Note Purchase Agreement is hereby amended by adding the following definition of "Release Date":

         "Release Date" shall have the meaning specified in the Security Agreement."

         (b) The introductory paragraph of Section 4.1 of the Note Purchase Agreement is hereby amended to read as follows (solely for convenience of reference added or changed language is italicized):

                  "Representations and Warranties of the Issuer. The Issuer represents and warrants to and covenants with the Company and the Bank Investors as of the Closing Date and, except as otherwise provided herein, as of any Subsequent Funding Date and as of any Release Date that:"

         SECTION 3. Representations and Warranties. The Issuer hereby makes to the Agent, the Company and the Bank Investors, on and as of the date hereof, all of the representations and warranties set forth in Section 4.1 of the Note Purchase Agreement and Sections 3.1 and 3.2 of the Security Agreement, except that to the extent that any of such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct as of such earlier date.

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         SECTION 4. Effectiveness. This Amendment shall become effective on July
20, 2001.

         SECTION 5. Costs and Expenses. The Issuer shall pay all of the Company's, the Bank Investors' and the Agent's cost and expenses (including out of pocket expenses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment.

         SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Note Purchase Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment No. 6 to the Note Purchase Agreement as of the date first written above.


                                         CAC FUNDING CORP., as Issuer
                                         By: /S/ Douglas W. Busk
                                             -----------------------------------
                                         Name:  Douglas W. Busk
                                         Title: Chief Financial Officer

                                         KITTY HAWK FUNDING CORPORATION,
                                         as Company
                                         By: /S Andy Yan
                                             -----------------------------------
                                         Name: Andy Yan
                                         Title: Vice President

                                         BANK OF AMERICA, N.A., Individually and
                                         as Collateral Agent
                                         By: /S/ Christopher G. Young
                                            ------------------------------------
                                         Name: Christopher G. Young
                                         Title: Vice President